UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Freeport-McMoRan Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

Freeport-McMoRan Inc. Stockholder Meeting To Be Held on June 5, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2018 annual meeting of stockholders are available on the Internet. Follow the instructions below to view the proxy materials and to submit your proxy and voting instructions online. The items to be voted on and location of the annual meeting of stockholders are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before submitting your proxy and voting instructions.

To view the proxy materials, which consist of the proxy statement and annual report to stockholders, request a paper or email copy of the proxy materials, and/or select a future delivery preference, please have this notice available and visit www.eproxyaccess.com/fcx2018. You will be required to use the control number/voter ID located in the shaded box below.

After you have reviewed the proxy materials, you may submit your proxy and voting instructions over the Internet at:

www.ivselection.com/freeport18

Please have this notice available when you access the voting website. You will be required to use your control number/voter ID located in the shaded box above to log in and vote. Please note that submitting your proxy and voting instructions online authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you would like to request a paper or email copy of the proxy materials and/or select a future delivery preference, you must do so by:

Telephone – Call us free of charge at 1-866-564-2327 from within the United States or Canada. You will be required to use your control number/voter ID located in the shaded box above.

Email – Send us an email at fcx@eproxyaccess.com, using the control number/voter ID above as the subject line, and state whether you wish to receive a paper or email copy of the proxy materials and whether your request is for this meeting only or all future meetings.

Website – Visit us online at www.eproxyaccess.com/fcx2018. You will be required to use your control number/voter ID located in the shaded box above.

There is no charge to you for requesting a paper or email copy of the proxy materials. Please make your request for a copy as instructed above on or before May 29, 2018 to facilitate timely delivery.

Freeport-McMoRan Inc.’s Annual Meeting of Stockholders will be held on Tuesday, June 5, 2018 at 10:00 a.m. Eastern Time at Hotel du Pont, located at 42 West 11th Street, Wilmington, Delaware 19801.

The proposals to be voted on at the annual meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposal Nos. 1, 2 and 3 described below:

1.	Election of seven directors. Nominees are:

01 Richard C. Adkerson

02 Gerald J. Ford

03 Lydia H. Kennard

04 Jon C. Madonna

05 Courtney Mather

06 Dustan E. McCoy

07 Frances Fragos Townsend

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.

3.	Approval, on an advisory basis, of the compensation of our named executive officers.

After you have reviewed the proxy materials, you may submit your proxy and voting instructions online at www.ivselection.com/freeport18 by logging in with your control number/voter ID located in the shaded box on the front of this notice.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares of Freeport-McMoRan Inc. common stock you must submit your proxy and voting instructions online or request a paper or email copy of the proxy materials. If you wish to attend and vote in person at the annual meeting, please bring this notice and your government issued identification with you.

Directions to the Freeport-McMoRan Inc. 2018 Annual Meeting of Stockholders: If you plan to attend our 2018 annual meeting of stockholders in person, you can obtain directions to the Hotel du Pont at the hotel’s website, www.hoteldupont.com/map-and-directions-en.html.